State of Delaware
Secretary of State
Division of Corporations
Delivered 10:29 AM 06/27/2016
FILED 10:29 AM 06/27/2016
SR 20164649316 - File Number 6080171

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.) The jurisdiction immediately prior to filing this Certificate is Nevada.

3.) The date the Non-Delaware Corporation first formed is 05/04/2011.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Corindus Vascular Robotics, Inc..

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Corindus Vascular Robotics, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 23rd day of June, A.D. 2016.

By: [signature]

Name: Mark J. Toland
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Title: President and CEO
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